EXHIBIT 21.1


                      Subsidiaries of Peoples Bancorp Inc.
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The following are the only subsidiaries of Peoples Bancorp Inc.:

                                                              Jurisdiction of
Name of Subsidiary                                             Incorporation
------------------------------------------------------------  -----------------

Peoples Bank, National Association ("Peoples Bank")            United States
      Peoples Insurance Agency, Inc. ("Peoples Insurance")          Ohio
      Peoples Loan Services, Inc. ("PLS")                         Delaware
      PBNA, L.L.C.                                                Delaware

Peoples Investment Company                                        Delaware
      Peoples Capital Corporation                                 Delaware

PEBO Capital Trust I                                              Delaware
PEBO Capital Trust II                                             Delaware